UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2020

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas 77042

(Address of principal executive offices)

832-781-8521
www.AngioSoma.com

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SOAN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

OTC Markets has falsely and publicly declared that the Company is a “Shell Risk”. That publication is false because the Company’s subsidiary, SomaCeuticals, Inc., is developing its enhanced treatment for Multiple Sclerosis to patients worldwide. Additionally, the Company is selling products online from its website www.muscles4U.com.

Making false statements about the Company’s financial condition misleads the capital markets generally, the Company’s shareholders and prospective shareholders as well as customers and prospective customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Dated: December 22, 2020	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO